February 2014

Dear Shareholder:

Enclosed is our latest earnings release, which includes results for the final quarter of 2013 and the full year.  As noted in the release, our Company produced net income of $6,575,000 ($2.27 per diluted share) for the year, up a solid 22.1% over 2012. We increased your quarterly dividend to $0.12 per share, up from $0.10 per share, payable February 14, 2014 to stockholders of record on February 7, 2014. As I noted in our earnings release, in 2013 we produced the highest level of net income since we were founded in 1921. Our balance sheet, income statement and stockholders’ equity have never been stronger.

Due to the combined efforts of our employees working to resolve troubled assets, in a matter of several quarters we have recovered from the toughest banking environment any of us can remember over our careers. During the later stage of dealing with the recession and having made substantial progress, throughout 2013 we took steps to transition our focus to returning to the business of core banking. We believe we occupy a solid market niche in a geographic area with above-average demographics and economic vitality, and this is the platform upon which we are now poised for new growth with better than pre-recession strength.

Asset quality showed improvement throughout the year with total non-performing assets at 1.67% of total assets at December 31, 2013, which is down from 2.20% at December 31, 2012. Foreclosed property was $5.6 million at December 31, 2013, down from $7.3 million at December 31, 2012.  The loan loss provision was $0.8 million during 2013, compared with $2.4 million during 2012, and net charge-offs were $1.2 million during 2013 compared with $3.6 million during 2012. The Company's allowance for loan losses was $6.6 million or 78.9% of non-performing loans at year end 2013, a solid coverage rate.

As we move forward, we have planned for consistent, balanced organic growth and profitability, augmented by the impact of our acquisition in 2013 of Roebling Financial Corp, Inc., which we closed in July and fully integrated by year end. At the time we announced the Roebling transaction, we said we expected the merger to be accretive within one year, which has proven accurate. John J. Ferry, previously Chairman of the Board of Roebling, recently joined the Board of our Company’s wholly owned subsidiary, 3rd Fed Bank.  John’s in-depth knowledge of the new markets in which we now operate combines well with our expanded footprint in New Jersey through our five new branches in Burlington and Ocean Counties, New Jersey. The post-merger branch total now stands at 18 desirable locations.

On that note, as I mentioned in the enclosed release, we recently kicked off a multi-faceted, franchise-wide loan promotion that should continue through 2014. We've strengthened our commercial lending, consumer banking, mortgage origination and marketing teams with new leaders and other experienced people. Thus, we are making every effort to generate increasing, yet balanced loan growth in the coming year across our expanded footprint as a result of this strategy and the ramp-up of high-quality talent.

3 PENNS TRAIL     NEWTOWN, PA  18940     215-579-4000

On behalf of your board of directors, our management team and all of our loyal employees, we appreciate your support as we complete another successful year.

Sincerely,

Kent C. Lufkin
President/CEO

Cautionary Note Regarding Forward-Looking Statements

The foregoing material contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, concerning the financial condition, results of operations and business of TF Financial Corporation.  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about events or results or otherwise are not statements of historical facts, including statements about the strength of our market niche, the above-average nature of the demographics and economic vitality of our geographic area, generating new growth with better than pre-recession strength, creating consistent, balanced organic growth and profitability, realizing anticipated benefits as a result of our acquisition of Roebling Financial Corp, Inc. and its subsidiary Roebling Bank and generating increasing, yet balanced loan growth.  Actual results and trends could differ materially from those set forth in such statements and there can be no assurances that our market niche will remain strong, that the demographics and economic vitality of our geographic area will remain above-average, that we will be able to generate new growth with better than pre-recession strength, create consistent, balanced organic growth and profitability, realize anticipated benefits as a result of our acquisition of Roebling Financial Corp, Inc. and its subsidiary Roebling Bank, or generate increasing, yet balanced loan growth.  We caution that such statements are subject to a number of uncertainties, including those detailed under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in TF Financial Corporation’s Form 10-K for the fiscal year ended December 31, 2012, Form 10-Qs for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 and in other filings made pursuant to the Securities Exchange Act of 1934, as amended.  Therefore, readers should not place undue reliance on any forward-looking statements.  TF Financial Corporation does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

**News Release**

January 24, 2014
FOR IMMEDIATE RELEASE

Contact: Dennis R. Stewart, EVP/CFO
(215) 579-4000

**TF Financial Corporation Reports Record 2013 Results and Increased Quarterly Dividend**

Newtown, Pennsylvania: TF Financial Corporation (NASDAQ – THRD) today reported net income of $6,575,000 ($2.27 per diluted share) for 2013, a 22.1% increase over the $5,383,000 ($1.97 per diluted share) reported for 2012. Net income for the three-month period ended December 31, 2013 was $1,586,000 ($0.52 per diluted share) compared with $1,506,000 ($0.55 per diluted share) reported for the comparable period of 2012. The Company also announced that its Board of Directors declared a quarterly dividend of $0.12 per share, payable February 14, 2014 to shareholders of record on February 7, 2014.

"We are very pleased to report the highest year of net income since the Company was founded in 1921," said Kent C. Lufkin, President and Chief Executive Officer. "We see our 2013 outcome as clear evidence that we have successfully managed our way through the most challenging recession and banking environment in the history of this organization, and have restored our performance to be comparable to or better than pre-recession levels."

"While we closed the Roebling Financial Corp, Inc. ("Roebling") merger in early July, there was considerable further work to be done in order to complete the full systems conversion to enable the combined Company to operate on unified back and front office platforms. This complex process continued through to the end of 2013 and we are very encouraged by the quickly accretive impact of the Roebling transaction."

"Concurrently, we never diminished our intense focus throughout the year on improving asset quality. Total non-performing assets ("NPAs") at year end were 1.67% of total assets, down from 2.20% the prior year; foreclosed property was $5.6 million at year end 2013, down from $7.3 million the prior year. NPAs and troubled assets have reached a 5-year low. Also, as noted below, credit costs declined substantially, year-over-year, and loan loss coverage is solid."

"Having focused extensive resources and time assimilating Roebling during the fourth quarter, the Company recently kicked off aggressive, multi-faceted, franchise-wide loan promotions that should continue through 2014. We've strengthened our commercial lending, consumer banking, mortgage origination and marketing teams. Thus, we are making every effort to generate increasing, yet balanced loan growth in the coming year across our expanded footprint as a result of this strategy and ramp-up of high-quality talent," said Lufkin.

Highlights for 2013 included:

- On July 2, 2013 the Company completed the acquisition of Roebling and its wholly-owned subsidiary, Roebling Bank. The Company issued 306,873 shares of its common stock and paid $7.3 million in cash for Roebling, and acquired approximately $144.7 million in total assets, $102.0 million in loans receivable, and $127.8 million in total deposits contained in Roebling's five branches. The significant non-recurring impacts on the Company's 2013 operating results were a purchase accounting gain and merger-related costs, both before and after tax, of $1.1 million and $0.6 million, respectively, and conversion costs, before tax, of $1.4 million. Much of the remaining comparisons of operating results described below are driven by the inclusion of Roebling beginning on July 3, 2013.
- Net interest income was $25.4 million compared with $24.3 million during 2012. The Company's net interest margin was 3.59% compared with 3.90% during 2012.
- Asset quality showed improvement, with total non-performing assets at 1.67% of total assets at December 31, 2013, which is down from 2.20% at December 31, 2012. Foreclosed property was $5.6 million at December 31, 2013, down from $7.3 million at December 31, 2012.
- The loan loss provision was $0.8 million during 2013, compared with $2.4 million during 2012, and net charge-offs were $1.2 million during 2013 compared with $3.6 million during 2012. The Company's allowance for loan losses was $6.6 million or 78.9% of non-performing loans at year end 2013.

- Total loans were $621.1 million at December 31, 2013 compared with $534.3 million at year end 2012. Loan demand was good during 2013 and was aided by demand in the market area in which the former Roebling branches operated. Total portfolio loans originated were $97.2 million, and loans originated for sale were $31.7 million.
- Total deposits were $683.9 million, compared with $560.3 million at December 31, 2012. Checking, savings, and money market accounts totaled $493.4 million or 72.1% of total deposits at December 31, 2013, compared with $388.9 million or 69.4% of total deposits at year end 2012.
- Capital ratios were minimally impacted by the Roebling acquisition and continue to be strong. Book value per share and tangible book value per share were $29.71 and $28.18, respectively, at December 31, 2013, compared with $29.23 and $27.70, respectively, at December 31, 2012. Regulatory capital comprised Tier 1 Leverage and Total Risk-Based ratios of 10.36% and 17.56%, respectively, at December 31, 2013, compared with 10.45% and 17.89%, respectively, at December 31, 2012. Capital levels are well above the regulatory minimums required to be considered well-capitalized.

**About TF Financial Corporation**

TF Financial Corporation is a bank holding company whose principal subsidiary is 3rd Fed Bank, which operates 13 full service retail and commercial banking offices in Philadelphia and Bucks County, Pennsylvania and in Mercer County, New Jersey, and with the acquisition of Roebling Bank on July 2, 2013, also operates five additional full service branches in Burlington and Ocean Counties in New Jersey. Deposits at 3rd Fed Bank are insured up to the maximum amount by the Federal Deposit Insurance Corporation (FDIC). In addition, 3rd Fed Bank's website can be found at www.3rdfedbank.com.

**Forward Looking Statements**

Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, the possibility that any remaining integration of Roebling's business and operations with those of 3rd Fed Bank may be more difficult and/or take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to the existing business of the Company, the challenges of integrating and retaining key employees, our ability to generate increasing, yet balanced, loan growth in 2014 or to reduce total nonperforming loans and real estate owned, as well as factors discussed in documents filed by TF Financial Corporation with the Securities and Exchange Commission from time to time. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.